EXHIBIT 5.1

Stradling Yocca Carlson & Rauth LLP 660 Newport Center Drive, Suite 1600 Newport Beach, CA92660-6422 949 725 4000 stradlinglaw.com

July 3, 2025

VolitionRx Limited

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by VolitionRx Limited, a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 (as may be amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of an aggregate of 23,437,501 shares (the “Resale Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which consists of (i) up to 10,416,667 shares of Common Stock which are issuable upon conversion of, and/or payment for, the amount due under a senior secured convertible promissory note dated May 20, 2025 (the “Note”), and (ii) up to 13,020,834 shares of Common Stock which are issuable upon exercise of a common stock purchase warrant dated May 20, 2025 (the “Warrant”). The Note and the Warrant were issued pursuant to that certain Securities Purchase Agreement, dated May 15, 2025, as amended June 26, 2025, by and between the Company and the Selling Stockholder (as defined below). We understand that the Resale Shares are to be sold by the selling stockholder identified in the prospectus constituting a part of the Registration Statement (the “Selling Stockholder”) and in the manner described therein. This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Resale Shares as set forth below.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein we are of the opinion that the Resale Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms set forth in the Note and the Warrant, including due payment therefore, will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Registration Statement on Form S-3

July 3, 2025

Page Two

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to us in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Resale Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH LLP

/s/ Stradling Yocca Carlson & Rauth LLP